Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE OBLIGATIONS UNDER THIS NOTE ARE SUBORDINATE IN ALL RESPECTS TO THE SENIOR DEBT (AS HEREIN DEFINED). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO PAYMENTS OF ANY AMOUNT OWING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, PRINCIPAL, INTEREST, FEES AND COMMISSIONS, SHALL BE MADE BY THE COMPANY TO THE HOLDER UNLESS AND UNTIL THE SENIOR DEBT AGREEMENTS (AS HEREIN DEFINED) HAVE BEEN TERMINATED IN ACCORDANCE WITH THEIR TERMS AND THE SENIOR DEBT SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH; PROVIDED THAT NOTWITHSTANDING THE FOREGOING, THE COMPANY MAY CONVERT THIS NOTE, TOGETHER WITH ACCRUED INTEREST, INTO COMMON STOCK OF THE COMPANY, IN EACH CASE, PRIOR TO THE DATE THAT THE SENIOR DEBT AGREEMENTS HAVE BEEN TERMINATED IN ACCORDANCE WITH THEIR TERMS AND THE SENIOR DEBT SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL.

CONVERTIBLE PROMISSORY NOTE

$	Issuance Date: April 11, 2012

For value received DIALOGIC INC., a Delaware corporation (the “Company”) promises to pay to                     or its assigns (the “Holder”) the principal sum of $            with interest accruing on the outstanding principal amount at the rate of 1% per annum, compounding annually. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

1. Note. This convertible promissory note (the “Note”) is one of a series of notes issued pursuant to the terms of that certain Securities Purchase Agreement (the “Agreement”), dated as of April 11, 2012, by and among the Company and the purchasers identified on the Schedule of Purchasers attached thereto, to the persons and entities listed on the Schedule of Purchasers as receiving Notes (collectively, the “Holders”). All capitalized terms not defined herein shall have the definitions set forth in the Agreement.

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2. Payments. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal. The Company may not prepay this Note prior to the Maturity Date without the consent of the Company and the Holder. The outstanding principal amount of this Note, together with all accrued and unpaid interest shall be immediately due and payable on June 30, 2012 (the “Maturity Date”).

3. Conversion. Upon the effective date of the stockholder approval of the Resolutions (as defined in the Agreement) pursuant to and in accordance with the Agreement, this Note shall convert in whole without any further action by the Holders into shares of Common Stock at a conversion price (the “Conversion Price”) equal to $1.00 [0.87] per share (as adjusted for any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination or other similar transaction). Any accrued and unpaid interest on this Note shall be converted into Common Stock on the same terms as the principal amount of the Note.

4. Purchase Rights. In addition to any adjustments to the Conversion Price as set forth in Section 3, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations or conditions on the conversion of the Notes set forth herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5. Subordination.

(a) The following terms shall have the following meanings in this Note:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Enforcement Action” shall mean (a) to take from or for the account of the Company or any other person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company with respect to the obligations evidenced by this Note, (b) to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) to sue for or enforce payment of the whole or any part of the obligations evidenced by this Note, (ii) commence or join with other persons to commence a Proceeding, or (iii) commence judicial enforcement of any of the rights and remedies under this Note or applicable law with respect to the obligations evidenced by this Note, (c) to accelerate the obligations evidenced by this Note, (d) to take any action to enforce any rights or remedies with respect to the obligations evidenced by this Note, (e) to exercise any put option or to cause the Company to honor any redemption or mandatory prepayment

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obligation under this Note, or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up thereof.

“Refinancing Senior Debt Agreements” shall mean any agreements, instruments and documents which evidence the refinancing or replacement of any of the Senior Debt.

“Senior Agents” shall mean the agents under the Senior Debt Agreements.

“Senior Debt” shall mean (i) all obligations, liabilities and indebtedness of every nature of the Company from time to time owing under the Senior Debt Agreements, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any interest, fees or expenses accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees or expenses are an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Agreements is outstanding.

“Senior Debt Agreements” shall mean (i) the Senior Facility, together with any agreements, instruments and documents related thereto and executed in connection therewith, and (ii) any Refinancing Senior Debt Agreements, in each case as such agreements, instruments and documents may be amended or modified from time to time.

“Senior Facility” shall have the meaning ascribed to such term in the Agreement.

“Senior Lenders” shall mean the holders of the Senior Debt.

(b) If any payment or distribution of assets on account of this Note not permitted to be made by the Company or accepted by the Holder is made and received by the Holder, such payment or distribution of assets shall not be commingled with any of the assets of the Holder, shall be held in trust by the Holder for the benefit of the holders of Senior Debt and shall be promptly paid over to Senior Agents for application (in accordance with the Senior Debt Agreements) to the payment of the obligations owing under the Senior Debt Agreements then remaining unpaid, until all of the obligations under the Senior Debt Agreements are paid in full and all commitments to lend under the Senior Debt Agreements have been terminated.

(c) Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Agreements shall have terminated, the Holder shall not, without the prior written consent of Senior Lenders, take any Enforcement Action with

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respect to the obligations evidenced by this Note. Any payments or distributions of assets or other proceeds of any Enforcement Action obtained by the Holder in violation of the foregoing prohibition shall in any event be held in trust by the Holder for the benefit of the holders of Senior Debt and shall be promptly paid over to Senior Agent for application (in accordance with the Senior Debt Agreements) to the payment of the obligations owing under the Senior Debt Agreements then remaining unpaid, until all of the obligations under the Senior Debt Agreements are paid in full and all commitments to lend under the Senior Debt Agreements have been terminated.

(d) In the event of any Proceeding involving the Company on a date which either the Senior Debt has not been indefeasibly paid in full in cash or any commitments to lend under the Senior Debt Agreements are outstanding:

(i) all Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Agreements shall be terminated before any payment or distribution of assets, whether in cash, securities or other property, shall be made to any Holder on account of the Note (including, without limitation, any such payments made on the Maturity Date of this Note); and

(ii) any payment or distribution of assets of the Company, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Note shall be paid or delivered directly to Senior Agent until all outstanding Senior Debt has been paid in full; the Holder hereby irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other person having authority, to pay or otherwise deliver all such distributions.

(e) All rights and interest of the holders of any Senior Debt hereunder, and all agreements and obligations of the Company and the Holder hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Senior Debt Agreement;

(ii) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other permitted amendment or waiver of or any release or consent to departure from any of the Senior Debt Agreements;

(iii) any exchange, release or non-perfection of any collateral for all or any of the Senior Debt;

(iv) any failure of any holder of any Senior Debt to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Note or any Senior Debt Agreement;

(v) any reduction, limitation, impairment or termination of any Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company and the Holder hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of

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invalidity, illegality, nongenuiness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and

(vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of any Senior Debt or the Holder in respect of this Note; provided that notwithstanding the foregoing, the Company may convert this Note, together with accrued interest, into Common Stock of the Company, in each case, prior to the date that the Senior Debt Agreements have been terminated in accordance with their terms and the Senior Debt shall have been indefeasibly paid in full.

(f) The Holder acknowledges and agrees that the holders of the Senior Debt may in accordance with the terms of the Senior Debt Agreements, without notice or demand and without affecting or impairing such holders’ obligations hereunder, (i) modify the Senior Debt Agreements; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as such holders, in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against the Company or any other person. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Note shall continue to govern the relative rights and priorities of the holders of the Senior Debt and the Holder even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed.

(g) The Holder agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of all or any portion of the Senior Debt or any liens and security interests securing all or any portion of the Senior Debt. The Holder agrees not to initiate or commence any Proceeding involving the Company.

(h) The Holder agrees that, until the Senior Debt has been paid in full, the indebtedness evidenced by this Note shall at all times be unsecured indebtedness. Any liens and security interests of the Holder which may exist in breach of the immediately preceding sentence shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of the holders of the Senior Debt, regardless of the time, manner or order of perfection of any such liens and security interests. In the event that the Holder shall at any time have any liens or security interests in respect of the indebtedness evidenced by this Note, each Senior Lender and Senior Agents shall be deemed authorized by such holder to file UCC termination statements sufficient to terminate the liens and security interests in favor of the Holder, and the Holder shall promptly execute and deliver to each Senior Lender and Senior Agents, upon its request therefor, such releases and terminations as such Senior Lender shall reasonably request to effect the release of such liens and security interests of the Holder. In furtherance of the foregoing, the Holder hereby irrevocably appoints each Senior Lender and Senior Agents its attorney-in-fact, with full authority in the place and stead of the Holder and in the name of the Holder or otherwise, to execute and deliver any document or instrument which the Holder may be required to deliver pursuant to this paragraph.

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(i) If, at any time, all or part of any payment with respect to Senior Debt theretofore made by the Company or any other person is rescinded or must otherwise be returned by the holders of Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

(j) Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Agreements have terminated, and notwithstanding anything to the contrary contained in this Note, the Holder shall not, without the prior written consent of Senior Agent, agree to any amendment, modification or supplement to this Note. Each holder of the Senior Debt shall be a third party beneficiary of the terms hereof.

6. Events of Default. Subject to the provisions of Section 5, if there shall be any Event of Default (as defined in this Section 6) hereunder, upon the declaration of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding (the “Requisite Holders”) (which declaration shall not be required in the case of an Event of Default under Section 6(c) or 6(d)), this Note, together with all Notes, shall accelerate and all principal and accrued and unpaid interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a) The Company fails to pay timely any of the principal amount or accrued interest due under this Note on the date the same becomes due and payable;

(b) The Company, pursuant to or within the meaning of any bankruptcy, reorganization, insolvency or moratorium law or any other Federal, foreign or state law for the relief of, or relating to, debtors, now or hereafter in effect (collectively, “Bankruptcy Law”), (i) files any petition or action for relief, (ii) consents to the appointment of a custodian, receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (iii) makes any assignment for the benefit of creditors, (iv) admits in writing that it is generally unable to pay its debts as they become due, or (v) takes any corporate action in furtherance of any of the foregoing;

(c) An involuntary petition under any Bankruptcy Law is filed against the Company; or

(d) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company, or (iii) orders the liquidation of the Company.

7. Cash Payments. The Company and the Holder acknowledge and agree, notwithstanding anything to the contrary contained in this Note, that any cash payments required to be made by the Company in this Note while either Senior Facility is outstanding shall only be made if allowed under either such Senior Facility or with the prior written consent of the requisite lenders thereunder.

8. Fees and Costs. The Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

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9. Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

10. Amendment. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

11. Transfer. This Note may be transferred without the consent of the Company, subject only to the provisions of Section 4.1(c) of the Agreement, and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.

12. Reissuance of this Note.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 12(d)), registered as the Holder may request, representing the outstanding principal being transferred by the Holder and, if less than the entire outstanding principal is being transferred, a new Note (in accordance with Section 12(d)) to the Holder representing the outstanding principal not being transferred.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 12(d)) representing the outstanding principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 12(d)) representing in the aggregate the outstanding principal of this Note, and each such new Note will represent such portion of such outstanding principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 12(a) or Section 12(c), the principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest from the Issuance Date.

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13. Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

14. Governing Law; Jurisdiction; Jury Trial. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address as set forth in the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

15. Construction. This Note shall be deemed to be jointly drafted by the Company and all the Holders and shall not be construed against any Person as the drafter hereof.

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DIALOGIC INC.

By:
Name:
Title:

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